Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the use in this Registration Statement on Form SB-2 of our report dated March 24, 2005 relating to the consolidated financial statement of InPlay Technologies, Inc. (formerly Duraswitch Industries, Inc.) as of December 31, 2004 and 2003, and for the three years in the period ended December 31, 2004, appearing in the Prospectus, which is part of this Registration Statement.
     We also consent to the reference to us under the heading “Experts” in such Prospectus.
/s/ DELOITTE & TOUCHE LLP
Phoenix, Arizona
February 10, 2006